Exhibit 99.2

CELEBRATING 20 YEARS AS A PUBLIC COMPANY

SUPPLEMENTAL INFORMATION

DECEMBER 31, 2005

(UNAUDITED)

Table of Contents

Overview

About the Company	4-6
Company Information	7
Quarterly Highlights	8

Consolidated Information

Balance Sheets	10
Statements of Income	11
Statements of Cash Flows	12-13
Funds From Operations	14
Net Cash Provided by Operating Activities to EBITDA Reconciliation	15
Adjusted Fixed Charge Coverage	16
Indebtedness	17
Capitalization	18
Portfolio Overview	19-20
Same Property Performance	21
Lease Expirations	22

HCP MOP

Balance Sheets	23
Statements of Operations and EBITDA	24
Funds From Operations	25
Indebtedness	26
Portfolio Overview and Lease Expirations	27
Same Property Performance	28

Other Information

Reporting Definitions	29-30
Supplemental Financial Measures Disclosures	31-32

Overview

About the Company

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States.  Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985.  The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee, and its portfolio includes interests in 527 properties in 42 states.  The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated financial statements included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in income-producing healthcare related facilities.  Our primary goal is to increase shareholder value through profitable growth.  Our investment strategy to achieve this goal is based on three principles – opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.  We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator.  With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.  We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock.

We may incur additional mortgage indebtedness on real estate we acquire.  We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of December 31, 2005 the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 527 properties in 42 states and consisted of:

•                  140 senior housing facilities

•                  170 medical office buildings

•                  29 hospitals

•                  165 skilled nursing facilities

•                  23 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Talya Nevo-Hacohen, Senior Vice President – Capital Markets and Treasurer at (562) 733-5100.

Company Information (1)

Board of Directors

Mary A. Cirillo-Goldberg
Former Chairman and Chief Executive
Officer, OPCENTER
Compensation Committee
Nominating and Corporate
Governance Committee

Robert R. Fanning, Jr.
Managing Director (Retired)
The Huron Consulting Group
Audit Committee

James F. Flaherty III
Chairman and Chief Executive Officer
Health Care Property Investors, Inc.

David B. Henry
Vice Chairman and Chief Investment
Officer, Kimco Realty Corporation
Audit Committee
Finance Committee
Nominating and Corporate
Governance Committee

Michael D. McKee
Vice Chairman and Chief Operating
Officer, The Irvine Company
Chairperson, Compensation Committee

Harold M. Messmer, Jr.
Chairman and Chief Executive Officer
Robert Half International, Inc.
Compensation Committee
Nominating and Corporate
Governance Committee

Peter L. Rhein
Partner
Sarlot & Rhein
Chairperson, Audit Committee

Kenneth B. Roath
Chairman Emeritus
Health Care Property Investors, Inc.

Richard M. Rosenberg
Chairman and Chief Executive Officer
(Retired), Bank of America
Lead Director
Chairperson, Nominating and
Corporate Governance Committee
Finance Committee

Joseph P. Sullivan
Chairman of the Board of Advisors
RAND Health
Chairperson, Finance Committee
Audit Committee

Senior Management

Charles A. Elcan
Executive Vice President
Medical Office Properties

James F. Flaherty III
Chairman and Chief Executive Officer

Paul F. Gallagher
Executive Vice President
Portfolio Strategy

Edward J. Henning
Senior Vice President
General Counsel and Corporate Secretary

F. Scott Kellman
Senior Vice President
Business Development

Thomas D. Kirby
Senior Vice President
Acquisitions and Dispositions

Thomas M. Klaritch
Senior Vice President
Medical Office Properties

Stephen R. Maulbetsch
Executive Vice President
Strategic Development

Talya Nevo-Hacohen
Senior Vice President
Capital Markets and Treasurer

Mark A. Wallace
Senior Vice President
Chief Financial Officer

Company Information

Corporate Headquarters	Senior Debt Ratings
3760 Kilroy Airport Way	Fitch	BBB+
Suite 300	Moody’s	Baa2
Long Beach, CA 90806-2473	Standard & Poor’s	BBB+
(562) 733-5100
Stock Exchange Listing
	NYSE	(US Dollar)
Nashville Office
3100 West End Avenue	Trading Symbol
Suite 800	HCP	Common Stock
Nashville, TN 37203	HCP_pe	Series E Preferred
(615) 324-6900	HCP_pf	Series F Preferred

(1) As of December 31, 2005.

Quarterly Highlights (1)

2005 REAL ESTATE TRANSACTIONS

During 2005, the Company acquired interests in properties and made secured loans aggregating $647 million with an average yield of 7.7%. Our 2005 investments were made in the following healthcare sectors: (i) 62% senior housing facilities; (ii) 32% medical office buildings; and (iii) 6% hospitals, including the following:

As previously announced, on October 19, 2005, we acquired seven medical office buildings for $51 million, including assumed debt and DownREIT units valued at $24 million and $11 million, respectively.  The medical office buildings include approximately 351,000 rentable square feet and have an initial yield of 8.2%.

On December 22, 2005, we acquired two independent and assisted living facilities for $18 million through a sale-leaseback transaction. The facilities have an initial lease term of 15 years, with two ten-year renewal options.  The initial annual lease rate is 8.5% with annual CPI-based escalators that have a floor of 2.75%.  These properties are included in a master lease that has 21 properties leased to the operator.

On December 23, 2005, we acquired two medical office buildings for $25 million.  The medical office buildings include approximately 152,000 rentable square feet and have an initial yield of 7.4%.

On December 28, 2005, we closed a $40 million loan secured by a hospital in Texas.  The note bears interest at 8.75% per annum. Subject to certain performance conditions, we may fund an additional $10 million under the existing loan agreement.

During 2005, we sold interests in 20 properties for $71 million and recognized gains of $10 million.

OTHER EVENTS

On January 4, 2006, the Company acquired five medical office buildings for $41 million.  The medical office buildings include approximately 216,000 rentable square feet and have an initial yield of 7.7%.

On February 8, 2006, the Company acquired four laboratory, office and biotech manufacturing buildings located in San Diego, California for $31 million.  The initial yield is 6.0%, with the stabilized yield expected to be 8.3%.  The buildings include approximately 158,000 rentable square feet.

In January and February 2006, HCP MOP, the Company’s 33% owned joint venture with an affiliate of General Electric, sold 21 medical office buildings with 787,000 of rentable square feet for $50 million, net of estimated transaction costs, and recognized aggregate gains of $8 million.  In connection with the sale, approximately $39 million of secured debt was either repaid or assumed by the purchaser.

On February 6, 2006, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.425 per share. The common stock dividend will be paid on February 23, 2006, to stockholders of record as of the close of business on February 13, 2006. This dividend equals $1.70 per share on an annualized basis.

On February 10, 2006, the Company named Stephen R. Maulbetsch Executive Vice President – Strategic Development, Talya Nevo-Hacohen Senior Vice President – Capital Markets and Treasurer, Thomas D. Kirby Senior Vice President – Acquisitions and Dispositions and Glenn T. Preston Vice President – Business Development.

(1)          Includes events subsequent to the current quarter-end through the date of the most recent quarterly earning press release issuance.

Consolidated Information

Consolidated Balance Sheets

In thousands

	December 31,
	2005	2004
ASSETS
Real estate:
Buildings and improvements	$3,489,415	$3,025,707
Developments in process	22,286	25,777
Land	344,240	299,461
Less accumulated depreciation and amortization	614,089	533,764
Net real estate	3,241,852	2,817,181

Loans receivable, net:
Joint venture partners	7,006	6,473
Others	179,825	139,919
Investments in and advances to unconsolidated joint ventures	48,598	60,506
Accounts receivable, net	13,313	14,834
Cash and cash equivalents	21,342	16,962
Restricted cash	2,270	4,678
Intangibles, net	38,804	19,679
Other assets, net	44,255	24,294
Total assets	$3,597,265	$3,104,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit	$258,600	$300,100
Senior unsecured notes	1,462,250	1,046,690
Mortgage debt	236,096	140,501
Accounts payable and accrued liabilities	68,718	59,905
Deferred revenue	22,551	16,107
Total liabilities	2,048,215	1,563,303

Minority interests:
Joint venture partners	20,905	21,515
Non-managing member unitholders	128,379	100,266
Total minority interests	149,284	121,781

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	136,194	133,658
Additional paid-in capital	1,454,813	1,403,335
Cumulative net income	1,521,146	1,348,089
Cumulative dividends	(1,988,248)	(1,739,859)
Other equity	(9,312)	(10,954)
Total stockholders’ equity	1,399,766	1,419,442
Total liabilities and stockholders’ equity	$3,597,265	$3,104,526

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Revenues and other income:
Rental and other revenues	$121,438	$107,133	$452,245	$381,334
Equity income (loss) from unconsolidated joint ventures	(891)	530	(1,123)	2,157
Interest and other income	7,157	6,077	26,154	36,061
	127,704	113,740	477,276	419,552
Costs and expenses:
Interest	30,329	23,436	107,201	87,561
Depreciation and amortization	28,695	22,890	106,934	85,096
Operating	16,922	12,537	58,983	42,484
General and administrative	8,620	11,872	32,067	36,721
Impairments	—	—	—	1,305
	84,566	70,735	305,185	253,167

Income before minority interests
Minority interests	43,138	43,005	172,091	166,385
	(3,357)	(3,105)	(12,950)	(12,204)
Income from continuing operations	39,781	39,900	159,141	154,181

Discontinued operations:
Operating income	751	1,704	3,760	9,536
Gain on sales of real estate, net of impairments	979	4,527	10,156	5,323
	1,730	6,231	13,916	14,859

Net income	41,511	46,131	173,057	169,040
Preferred stock dividends	(5,282)	(5,283)	(21,130)	(21,130)
Net income applicable to common shares	$36,229	$40,848	$151,927	$147,910

Basic earnings per common share (EPS):
Continuing operations	$0.25	$0.26	$1.02	$1.01
Discontinued operations	0.02	0.05	0.11	0.11
Net income applicable to common shares	$0.27	$0.31	$1.13	$1.12

Diluted earnings per common share:
Continuing operations	$0.25	$0.26	$1.02	$1.00
Discontinued operations	0.02	0.04	0.10	0.11
Net income applicable to common shares	$0.27	$0.30	$1.12	$1.11

Weighted average shares used to calculate EPS:
Basic	135,536	132,840	134,673	131,854

Diluted	136,366	134,308	135,560	133,362

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

In thousands

	Year ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$173,057	$169,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	106,934	85,096
Discontinued operations	1,032	4,261
Amortization of above and below market lease intangibles	(1,912)	—
Stock-based compensation	6,495	6,162
Debt issuance cost amortization	3,181	3,823
Impairments	—	17,067
Provisions (recovery) for loan losses	(56)	1,648
Straight-line rents	(7,257)	(8,946)
Equity (income) loss from unconsolidated joint ventures	1,123	(2,157)
Distributions of earnings from unconsolidated joint ventures	—	2,157
Minority interests	12,950	12,204
Net gain on sales of securities	(4,517)	—
Net gain on sales of real estate	(10,156)	(21,085)
Changes in:
Accounts receivable	1,521	1,637
Other assets	(8,524)	243
Accounts payable, accrued liabilities and deferred revenue	8,219	1,392
Net cash provided by operating activities	282,090	272,542

Cash flows from investing activities:
Acquisition and development of real estate	(447,152)	(337,445)
Lease commissions and tenant and capital improvements	(7,138)	(3,419)
Net proceeds from sales of real estate	64,564	140,402
Distributions from unconsolidated joint ventures and other	6,973	88,554
Purchase of securities	(6,768)	—
Proceeds from the sale of securities	6,482	—
Principal repayments on loans receivable	19,138	39,570
Investment in loans receivable	(53,293)	(9,622)
Decrease (increase) in restricted cash	2,408	(2,722)
Net cash used in investing activities	(414,786)	(84,682)

See Reporting Definitions and Supplemental Financial Measure Disclosures

	Year ended December 31,
	2005	2004
Cash flows from financing activities:
Borrowings (repayments) under bank line of credit	(41,500)	102,100
Repayment of mortgage debt	(17,889)	(69,313)
Repayment of senior unsecured notes	(31,000)	(92,000)
Issuance of senior unsecured notes	445,471	87,000
Net proceeds from the issuance of common stock and exercise of options	45,238	42,629
Dividends paid on common and preferred stock	(248,389)	(243,250)
Distributions to minority interests	(14,855)	(14,953)
Other, net	—	60
Net cash provided by (used in) financing activities	137,076	(187,727)
Net increase in cash and cash equivalents	4,380	133
Cash and cash equivalents, beginning of year	16,962	16,829
Cash and cash equivalents, end of year	$21,342	$16,962

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

In thousands, except per share data

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net income applicable to common shares	$36,229	$40,848	$151,927	$147,910
Real estate depreciation and amortization:
Continuing operations	28,695	22,890	106,934	85,096
Discontinued operations	164	802	1,032	4,217
Gain on sales of real estate	(979)	(4,977)	(10,156)	(21,085)
Equity (income) loss from unconsolidated joint ventures	891	(530)	1,123	(2,157)
FFO from unconsolidated joint ventures	1,071	1,945	8,140	8,656
Minority interests	3,357	3,105	12,950	12,204
Minority interests in FFO	(3,677)	(3,437)	(14,224)	(13,327)

FFO applicable to common shares	$65,751	$60,646	$257,726	$221,514

Distributions on convertible units	$2,426	$2,148	$9,066	$4,342

Diluted FFO applicable to common shares	$68,177	$62,794	$266,792	$225,856

Basic FFO per common share	$0.49	$0.46	$1.91	$1.68

Diluted FFO per common share	$0.48	$0.45	$1.89	$1.66

Weighted average shares used to calculate diluted FFO per common share	142,405	139,361	141,018	135,940

Dividends declared per common share	$0.4200	$0.4175	$1.6800	$1.6700

FFO payout ratio per common share	87.5%	92.8%	88.9%	100.6%

Selected supplemental cash flow information Consolidated:
Impairments	$—	$450	$—	$17,067
Capitalized interest	155	769	637	1,650
Stock-based compensation	1,716	2,583	6,495	6,162
Debt issuance cost amortization	837	1,562	3,181	3,823
Amortization of above and below market lease intangibles	204	—	1,912	—
Straight-line rents	2,606	7,794	7,257	8,946
Change in SAB 101 deferred revenue	221	1,293	(545)	(441)
Lease commissions and tenant and capital improvements	2,664	468	7,138	3,419

HCP’s share of HCP MOP:
Debt issuance cost amortization	$119	$76	$647	$286
Amortization of above and below market lease intangibles	296	420	1,317	1,187
Straight-line rents	60	61	268	359
Lease commissions and tenant and capital improvements	848	608	3,055	2,178

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to EBITDA Reconciliation

In thousands

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net cash provided by operating activities	$58,191	$71,801	$282,090	$272,542
Changes in:
Accounts receivable	1,186	(924)	(1,521)	(1,637)
Other assets	4,766	(4,335)	8,524	(243)
Accounts payable, accrued liabilities and deferred revenue	4,722	1,575	(8,219)	(1,392)
Net gain on sales of real estate	979	3,235	10,156	21,085
Net gain on sales of securities	4,517	—	4,517	—
Minority interests	(3,357)	(3,105)	(12,950)	(12,204)
Distributions of earnings from unconsolidated joint ventures	—	(530)	—	(2,157)
Equity income (loss) from unconsolidated joint ventures	(891)	530	(1,123)	2,157
Straight-line rents	2,606	7,794	7,257	8,946
(Provision) recovery for loan losses	—	(1,578)	56	(1,648)
Impairments	—	(450)	—	(17,067)
Debt issuance costs amortization	(837)	(1,562)	(3,181)	(3,823)
Stock-based compensation	(1,716)	(2,583)	(6,495)	(6,162)
Amortization of above and below market lease intangibles	204	—	1,912	—
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	(28,695)	(22,890)	(106,934)	(85,096)
Discontinued operations	(164)	(847)	(1,032)	(4,261)

Net income	41,511	46,131	173,057	169,040

Interest expense:
Continuing operations	30,329	23,436	107,201	87,561
Discontinued operations	—	26	—	400
Income taxes	(451)	(104)	(665)	1,453
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	28,695	22,890	106,934	85,096
Discontinued operations	164	847	1,032	4,261
Equity (income) loss from unconsolidated joint ventures	891	(530)	1,123	(2,157)
HCP’s share of EBITDA from HCP MOP	2,875	4,135	13,657	15,353

EBITDA	$104,014	$96,831	$402,339	$361,007

See Reporting Definitions and Supplemental Financial Measure Disclosures

Adjusted Fixed Charge Coverage

In thousands

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net income	$41,511	$46,131	$173,057	$169,040
Interest expense:
Continuing operations	30,329	23,436	107,201	87,561
Discontinued operations	—	26	—	400
Income taxes	(451)	(104)	(665)	1,453
Depreciation and amortization:
Continuing operations	28,695	22,890	106,934	85,096
Discontinued operations	164	847	1,032	4,261
Equity (income) loss from unconsolidated joint ventures	891	(530)	1,123	(2,157)
HCP’s share of EBITDA from HCP MOP	2,875	4,135	13,657	15,353

EBITDA	$104,014	$96,831	$402,339	$361,007

Interest expense:
Continuing operations	$30,329	$23,436	$107,201	$87,561
Discontinued operations	—	26	—	400
HCP’s share of interest expense from HCP MOP	1,735	1,523	6,748	5,740
Capitalized interest	155	769	637	1,650
Preferred stock dividends	5,282	5,283	21,130	21,130

Adjusted fixed charges	$37,501	$31,037	$135,716	$116,481

Adjusted fixed charge coverage	2.8 x	3.1 x	3.0 x	3.1 x

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Indebtedness

In thousands

	Debt Maturities and Scheduled Principal Repayments
	December 31, 2005
		Bank Line	Senior Unsecured	Mortgage
	Total	of Credit	Notes	Debt(2)

2006	$140,228	$—	$135,000	$5,228
2007	409,362	258,600	140,000	10,762
2008	19,922	—	—	19,922
2009	10,814	—	—	10,814
2010	271,595	—	206,421	65,174
2011	14,954	—	—	14,954
2012	262,635	—	250,000	12,635
2013	19,475	—	—	19,475
2014	93,636	—	87,000	6,636
2015	409,583	—	400,000	9,583
Thereafter	306,227	—	250,000	56,227

Subtotal	1,958,431	258,600	1,468,421	231,410

Discounts and premiums, net	(1,485)	—	(6,171)	4,686

Consolidated debt(1)	$1,956,946	$258,600	$1,462,250	$236,096

Weighted average interest rate	6.14%	5.01%	6.23%	7.05%

Weighted average maturity in years	6.66	1.83	6.87	10.65

	December 31,
	2005	2004

Fixed rate debt:
Senior unsecured notes	$1,437,250	$1,021,690
Mortgage debt(2)	224,431	128,591
	1,661,681	1,150,281

Variable rate debt:
Bank line of credit	258,600	300,100
Senior unsecured notes	25,000	25,000
Mortgage debt	11,665	11,910
	295,265	337,010

Consolidated debt	$1,956,946	$1,487,291

Percent of consolidated debt
Fixed rate	84.9%	77.3%
Variable rate	15.1%	22.7%
	100.0%	100.0%

Unsecured	87.9%	90.6%
Secured	12.1%	9.4%
	100.0%	100.0%

(1)	Consolidated debt reflects book value.
(2)	Includes $45.6 million of mortgage notes payable that have been hedged through interest rate swap contracts.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Capitalization

In thousands, except per share data

	Market Equity
	December 31, 2005				December 31, 2004
	Dividend	Shares/			Shares/
Security	Rate	Units	Price	Value	Units	Price	Value
Common stock and convertible units:

Common stock	N/A	136,194	$25.56	$3,481,119	133,658	$27.69	$3,700,990
Convertible partnership units (2 for 1) (1)	N/A	2,670	51.12	136,490	2,526	55.38	139,890
Convertible partnership units (1 for 1) (2)	N/A	699	25.56	17,866	—	—	—
				3,635,475			3,840,880
Preferred stock:
Series E	7.25%	4,000	25.16	100,640	4,000	26.25	105,000
Series F	7.10%	7,820	25.10	196,282	7,820	25.26	197,533
				296,922			302,533

Total market equity				$3,932,397			$4,143,413

Capitalization Ratios

	December 31,
	2005	2004
Consolidated debt (3):
Bank line of credit	$258,600	$300,100
Senior unsecured notes	1,462,250	1,046,690
Mortgage debt	236,096	140,501
	$1,956,946	$1,487,291

Total undepreciated investments:
Buildings and improvements	$3,489,415	$3,025,707
Developments in process	22,286	25,777
Land	344,240	299,461
Loans receivable, net	186,831	146,392
Investments in and advances to unconsolidated joint ventures	48,598	60,506
Intangible real estate assets	46,755	20,488
Intangible real estate liabilities	(7,466)	(807)
	$4,130,659	$3,577,524
Consolidated debt / Undepreciated investments	47.4%	41.6%

	December 31,
	2005	2004
Total market capitalization:
Consolidated debt	$1,956,946	$1,487,291
Total market equity	3,932,397	4,143,413
	$5,889,343	$5,630,704

Consolidated debt / Total market capitalization	33.2%	26.4%

Total book capitalization:
Consolidated debt	$1,956,946	$1,487,291
Total stockholders’ equity	1,399,766	1,419,442
	$3,356,712	$2,906,733

Consolidated debt / Total book capitalization	58.3%	51.2%

(1)

Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(2)

Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

(3)	Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the year ended December 31, 2005

Dollars and square feet in thousands

Owned Property and Secured Loan Portfolios

Overview by property type

	Property			Square	Facility Occupancy %		Number
Sector	Count	Beds/Units		Feet	12/31/05	9/30/05	of States
Hospital	29	3,495	Beds	3,683	55	58	16
Skilled nursing	165	20,021	Beds	6,488	80	80	32
Senior housing	136	13,741	Units	13,356	89	88	33
MOB	107	N/A		6,530	95	94	21
Other	23	N/A		1,591	100	100	9
Total	460			31,648

Owned Property and Secured Loan Portfolios

Operator concentration

	Property	Investment			Interest	Total
Operator	Count	Amount	%	NOI	Income	Amount	%
Tenet Healthcare Corporation	8	$423,497	10	$53,967	$—	$53,967	13
American Retirement Corporation	15	399,854	10	41,434	—	41,434	10
Áegis Senior Living	12	252,966	6	9,761	—	9,761	2
Emeritus Corporation	36	245,775	6	27,075	342	27,417	7
Summerville Healthcare Group	22	199,302	5	12,113	1,221	13,334	3
HealthSouth Corporation	9	108,301	3	15,096	—	15,096	4
Medcath Corporation	3	96,476	2	—	6,057	6,057	1
Trilogy Health Services	14	83,840	2	9,989	—	9,989	2
Kindred Healthcare, Inc.	20	79,554	2	16,743	—	16,743	4
Pioneer Valley Hospital Inc.	2	70,333	2	7,167	—	7,167	2
Beverly Enterprises, Inc.	19	67,150	2	4,705	3,532	8,237	2
Other Public Companies	34	307,603	8	36,581	13	36,594	9
Other Operators	266	1,720,764	42	158,631	3,874	162,505	41
Total	460	$4,055,415	100	$393,262	$15,039	$408,301	100

Reconciliation of Net Income to NOI

Net income	$173,057
Equity loss from unconsolidated joint ventures	1,123
Interest and other income	(26,154)
Interest expense	107,201
Depreciation and amortization	106,934
General and administrative	32,067
Minority interests	12,950
Total discontinued operations	(13,916)
Net operating income (“NOI”)	$393,262

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the year ended December 31, 2005

Dollars and square feet in thousands

Owned Property Portfolio

Overview by type

								Cash		Less
	Property				Square	Facility Occupancy %		Flow	Rental	Operating
Sector	Count	Investment	Beds/Units		Feet	12/31/05	9/30/05	Coverage	Revenues	Expenses	NOI
Hospital	26	$713,454	3,269	Beds	3,272	55	58	2.3x	$91,122	$—	$91,122
Skilled nursing	152	650,553	18,171	Beds	5,948	80	80	1.3x	87,665	—	87,665
Senior housing	127	1,290,169	13,204	Units	12,949	89	89	1.2x	115,937	8,887	107,050
MOB	107	982,647	N/A		6,530	95	94	N/A	126,898	44,905	81,993
Other	23	243,166	N/A		1,591	100	100	N/A	30,623	5,191	25,432
Total	435	$3,879,989			30,290				$452,245	$58,983	$393,262

Owned Property Portfolio

Overview by state

								MOB		Other
	Total	Hospital		Skilled Nursing		Senior Housing			Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	52	4	326	9	1,079	27	2,792	12	974	—	—
IN	48	—	—	32	3,764	3	233	13	689	—	—
CA	42	3	745	9	918	16	1,330	11	604	3	421
FL	39	2	312	8	930	25	3,236	4	139	—	—
UT	32	1	139	1	120	—	—	21	897	9	549
TN	21	—	—	14	2,161	1	60	4	418	2	101
CO	17	1	64	5	693	1	236	10	579	—	—
OH	16	—	—	12	1,543	3	374	1	37	—	—
WA	14	—	—	1	168	7	525	6	586	—	—
Other	154	15	1,683	61	6,795	44	4,418	25	1,607	9	520
Total	435	26	3,269	152	18,171	127	13,204	107	6,530	23	1,591

Secured Loan Portfolio

Overview by type

								Debt
	Property				Square	Facility Occupancy %		Service	Interest
Sector	Count	Investment	Beds/Units		Feet	12/31/05	9/30/05	Coverage	Income
Hospital	3	$96,476	226	Beds	411	70	70	3.8x	$6,065
Skilled nursing	13	51,134	1,850	Beds	540	78	78	2.2x	5,814
Senior Housing	9	27,816	537	Units	407	86	81	2.2x	3,160
Total	25	$175,426			1,358				$15,039

See Reporting Definitions and Supplemental Financial Measure Disclosures

Same Property Performance

Dollars and square feet in thousands

	Total	Hospital	Skilled Nursing	Senior Housing	MOB	Other	HCP MOP (1)
Owned Property Portfolio

Property count	435	26	152	127	107	23	63
Investment	$3,879,989	$713,454	$650,553	$1,290,169	$982,647	$243,166	$420,703

Same Property Portfolio

Property count	344	26	133	88	77	20	56
Investment	$2,720,036	$713,454	$543,639	$672,608	$590,269	$200,066	$389,468

Percent of Owned Property Portfolio (by investment)	70%	100%	84%	52%	60%	82%	92%

Square feet	22,683	3,272	5,141	8,725	4,256	1,289	3,833

Facility occupancy at December 31, 2005		55%	79%	88%	95%	100%	88%

Facility occupancy at December 31, 2004		56%	81%	84%	95%	100%	90%

NOI for the year ended December 31, 2005	$318,540	$91,122	$75,625	$71,009	$59,393	$21,391	$38,812

NOI for the year ended December 31, 2004	$315,630	$89,185	$73,001	$73,933	$58,824	$20,687	$41,481

Same property change in NOI	0.9%	2.2%	3.6%	-4.0%	1.0%	3.4%	-6.4%

NOI for the year ended December 31, 2005	$318,540	$91,122	$75,625	$71,009	$59,393	$21,391	$38,812
Straight-line rents (2)	(3,956)	(1,289)	(124)	(2,368)	(175)	—	(562)
Amortization of other lease intangibles (3)	(1,597)	—	—	—	(1,597)	—	(3,270)
NOI, as adjusted, for the year ended
December 31, 2005	$312,987	$89,833	$75,501	$68,641	$57,621	$21,391	$34,980

NOI for the year ended December 31, 2004	$315,630	$89,185	$73,001	$73,933	$58,824	$20,687	$41,481
Straight-line rents	(8,958)	(1,697)	(403)	(5,696)	(1,162)	—	(907)
Amortization of other lease intangibles	—	—	—	—	—	—	(3,519)
NOI, as adjusted, for the year ended
December 31, 2004	$306,672	$87,488	$72,598	$68,237	$57,662	$20,687	$37,055

Same property change in NOI, as adjusted	2.1%	2.7%	4.0%	0.6%	-0.1%	3.4%	-5.6%

(1)	Represents 100% of HCP MOP.
(2)	Straight-line rents for senior housing include the impact of straight-line rent recognized for ARC beginning in the fourth quarter of 2004.
(3)	Amortization of other lease intangibles includes the impact of HCP’s purchase price allocation related to its 2003 acquisition of certain properties acquired from MedCap Properties, LLC.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)

In thousands

		Expiration Year (2)
Sector	Totals	2006	2007	2008	2009	2010

Owned Property Portfolio

Hospital:
Leases	12	—	3	1	7	1
Annualized expiring rents	$49,249	$—	$3,318	$1,939	$41,019	$2,973

Skilled nursing:
Leases	62	8	3	24	13	14
Annualized expiring rents	$35,026	$3,582	$933	$11,785	$8,156	$10,570

Senior housing:
Leases	8	4	—	1	—	3
Annualized expiring rents	$1,861	$1,321	$—	$67	$—	$473

MOB:
Leases	1,100	265	198	270	205	162
Annualized expiring rents	$71,004	$10,299	$12,700	$20,304	$15,133	$12,568

Other:
Leases	6	—	1	1	2	2
Annualized expiring rents	$10,852	$—	$3,855	$3,277	$1,468	$2,252

Total:
Leases	1,188	277	205	297	227	182
Annualized expiring rents	$167,992	$15,202	$20,806	$37,372	$65,776	$28,836

HCP MOP (3)
Leases	798	228	187	159	75	149
Annualized expiring rents	$49,039	$10,740	$11,888	$9,007	$4,882	$12,522

(1)	The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.
(2)	Lease expirations through 2010.
(3)	Represents 100% of HCP MOP.

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP

Unconsolidated Joint Venture

HCP MOP Balance Sheets

In thousands

	December 31,
	2005	2004
ASSETS
Real estate:
Buildings and improvements	$356,031	$337,958
Developments in process	2,369	970
Land	44,445	43,759
Less accumulated depreciation and amortization	22,087	11,581
Net real estate	380,758	371,106

Real estate held for sale, net	67,551	70,685

Accounts receivable, net of allowances	2,422	1,206
Cash and cash equivalents	7,835	17,613
Restricted cash	2,300	1,796
Intangible lease assets, net	11,867	23,592
Other assets, net	12,366	8,198
Total assets	$485,099	$494,196

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage loans	$272,681	$261,765
Mortgage loans on assets held for sale	46,605	48,544
Secured notes to members	9,412	12,250
Accounts payable and accrued liabilities	11,931	9,290
Intangible lease liabilities, net	6,046	9,974
Deferred revenue	1,643	1,693
Other liabilities	1,819	1,263
Total liabilities	350,137	344,779

GE’s capital	90,424	100,109
HCP’s capital	44,538	49,308

Total liabilities and members’ capital	$485,099	$494,196

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Statements of Operations and EBITDA

In thousands

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Revenues and other income:
Rental revenues	$18,806	$18,139	$73,786	$69,434
Interest and other income	242	283	904	896
	19,048	18,422	74,690	70,330
Costs and expenses:
Interest	4,384	3,921	17,005	15,058
Depreciation and amortization	4,896	4,613	20,607	19,080
Operating	9,391	7,002	32,666	27,244
General and administrative	1,371	1,179	6,578	5,770
	20,042	16,715	76,856	67,152

Income (loss) from continuing operations	(994)	1,707	(2,166)	3,178

Discontinued operations:
Operating income (loss)	(1,466)	(1,230)	(2,560)	(431)
Gain (loss) on sales of real estate, net of impairments	286	994	897	2,185
	(1,180)	(236)	(1,663)	1,754

Net income (loss)	$(2,174)	$1,471	$(3,829)	$4,932

HCP’s equity income (loss)	$(830)	$392	$(1,379)	$1,537

Fees earned by HCP	$776	$789	$3,102	$3,112

Distributions received by HCP	$360	$1,568	$5,302	$98,291

Net income (loss)	$(2,174)	$1,471	$(3,829)	$4,932
Interest expense:
Continuing operations	4,384	3,921	17,005	15,058
Discontinued operations	872	695	3,442	2,336
Depreciation and amortization:
Continuing operations	4,896	4,613	20,607	19,080
Discontinued operations	733	1,831	4,159	5,119

EBITDA	$8,711	$12,531	$41,384	$46,525

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Funds From Operations

In thousands

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net income (loss)	$(2,174)	$1,471	$(3,829)	$4,932
Real estate depreciation and amortization:
Continuing operations	4,896	4,613	20,607	19,080
Discontinued operations	733	1,831	4,159	5,119
Gain on sales of real estate	(286)	(994)	(897)	(2,185)

Funds from operations (FFO)	$3,169	$6,921	$20,040	$26,946

Selected supplemental cash flow information
Debt issuance cost amortization	361	231	1,961	867
Amortization of above and below market lease intangibles	897	1,272	3,991	3,597
Straight-line rents	180	184	811	1,088
Lease commissions and tenant and capital improvements	2,571	1,843	9,258	6,600

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments December 31, 2005

Mortgage
Year	Debt

2006	$45,787
2007	4,309
2008	4,524
2009	82,772
2010	16,373
2011	3,573
2012	10,654
2013	3,742
2014	156,964
2015	—
Total debt (1)	$328,698

Weighted average interest rate	5.77%

Weighted average maturity in years	6.14

	December 31,
	2005	2004
HCP MOP debt:
Fixed rate	$293,251	$276,153
Variable rate	35,447	46,406
	$328,698	$322,559

Percent of HCP MOP debt:
Fixed rate	89.2%	85.6%
Variable rate	10.8%	14.4%
	100.0%	100.0%

(1)          Total debt reflects book value.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Portfolio Overview and Lease Expirations

As of and for the year ended December 31, 2005

Dollars and square feet in thousands

Portfolio Overview(1)

							Less
	Property		Square	Facility Occupancy %		Rental	Operating
Sector	Count	Investment	Feet	12/31/05	9/30/05	Revenues	Expense	NOI
MOB	63	$420,703	4,286	87	86	$73,786	$32,666	$41,120

Lease expiration summary

		Expiration Year (2)
	Totals	2006	2007	2008	2009	2010

Leases	798	228	187	159	75	149
Annualized expiring rents	$49,039	$10,740	$11,888	$9,007	$4,882	$12,522

(1)	Portfolio overview includes four medical office buildings in Louisiana that incurred substantial damage due to hurricanes Katrina and Rita.
(2)	Lease expirations through 2010.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Same Property Performance

Dollars and square feet in thousands

Total
HCP MOP Portfolio(1)

Property count	63
Investment	$420,703

HCP MOP Same Property Portfolio

Property count	56
Investment	$387,468

Percent of Owned Property Portfolio (by investment)	92%

Square feet	3,833

Facility occupancy at December 31, 2005	88%

Facility occupancy at December 31, 2004	90%

NOI for the year ended December 31, 2005	$38,812

NOI for the year ended December 31, 2004	$41,481

Same property change in NOI	-6.4%

NOI for the year ended December 31, 2005	$38,812
Straight-line rents	(562)
Amortization of other lease intangibles	(3,270)
NOI, as adjusted, for the year ended
December 31, 2005	$34,980

NOI for the year ended December 31, 2004	$41,481
Straight-line rents	(907)
Amortization of other lease intangibles	(3,519)
NOI, as adjusted, for the year ended December 31, 2004	$37,055

Same property change in NOI, as adjusted	-5.6%

(1)	HCP MOP Portfolio includes four medical office buildings in Louisiana that incurred substantial damage due to hurricanes Katrina and Rita.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Other Information

Reporting Definitions

ALF. Assisted living facility.

Annualized Debt Service. The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months. The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent. The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent. The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end. The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale. Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet. Hospitals and skilled nursing facilities are measured by licensed bed count. ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units). MOBs and other healthcare facilities are measured in square feet.

Book Value. The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent. Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information. Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities until the ultimate outcome of that judgment is clear.

CCRC. Continuing care retirement community.

Debt Service. The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to this facility until the ultimate outcome of that judgment is clear.

Facility EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage. EBITDAR as an analytical tool has limitations similar to EBITDA. However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy. For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ALFs and CCRCs, respectively. The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by lessees and borrowers.

Future Minimum Rents. Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP. U.S. generally accepted accounting principles.

HCP MOP. HCP Medical Office Portfolio, LLC, an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company is managing member and has a 33% interest therein.

Investment. The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable. Excludes assets held for sale and classified as discontinued operations.

Market Equity. The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

MOB. Medical office building.

“Other” Property Type. Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”). An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year. Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio. Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt. Mortgage debt secured by real estate.

Square Feet Owned. The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization. The carrying amount of consolidated debt plus the carrying amount of stockholders’ equity.

Total Market Capitalization. Consolidated debt at Book Value plus total Market Equity.

Undepreciated investments. The carrying amount of the Company’s real estate assets, including intangibles, after adding back accumulated depreciation and amortization plus net loans receivable plus investments in and advances to unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charges. Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Adjusted Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Adjusted Fixed Charge Coverage. However, the usefulness of Adjusted Fixed Charges is limited as, among other things, it does not include all contractual obligations. The Company’s computation of Adjusted Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Adjusted Fixed Charge Coverage. EBITDA divided by Adjusted Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from EBITDA and Adjusted Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of EBITDA and Adjusted Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company’s presentation of EBITDA herein is solely as a non-GAAP liquidity measure in connection with the presentation of Adjusted Fixed Charge Coverage. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. The Company believes investors should consider EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Also, EBITDA does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA. EBITDA does not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.

Funds From Operations (“FFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share. Dividends declared per common share divided by Diluted FFO per common share for a given period. The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”). A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations. The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of other lease intangibles and lease termination fees. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include a statement about expected stabilized yields on certain acquired properties, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.